UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section
 14(a) of the Securities Exchange Act
of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☒	Soliciting Material Pursuant to §240.14a-12

Carnival plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an excerpt relating to the proposed unification and redomiciliation transactions taken from the joint earnings release of Carnival Corporation and Carnival plc, dated December 19, 2025.

Simplification of the Corporate Structure

Following a review of the corporate structure, the Boards of Directors of Carnival Corporation and Carnival plc recommended unifying the dual-listed framework into a single company, Carnival Corporation, listed solely on the New York Stock Exchange, with Carnival plc as its wholly-owned UK subsidiary. Under this plan, Carnival plc shareholders would receive Carnival Corporation shares on a one-for-one basis, and Carnival plc shares and American Depositary Receipts would be de-listed from both the London Stock Exchange and the New York Stock Exchange, respectively. This would create a single global share price, streamline governance and reporting, reduce administrative costs and is expected to increase liquidity and weighting in major U.S. stock indexes, all of which the company believes will strengthen its ability to deliver long-term shareholder value. Carnival Corporation also proposes shifting its legal incorporation from Panama to Bermuda under the name Carnival Corporation Ltd., a jurisdiction widely recognized and aligned with international financial standards. There will be no material changes to the company’s business fundamentals, including strategy, underlying assets and operations or to the company’s commitment to the vital UK market. The unification and legal incorporation in Bermuda are expected to preserve key shareholder voting and economic rights.

These proposals will be subject to certain conditions, including the approval of shareholders and receipt of regulatory and UK court approvals. Additional shareholder materials are expected to be provided to Carnival Corporation and Carnival plc shareholders in February 2026. The company intends to hold meetings of shareholders in April 2026 to consider the proposals. Subject to shareholders approving the proposals and the remaining conditions being satisfied, the company intends to complete the unification and legal incorporation in Bermuda in the second quarter of 2026. More information on the proposed unification and legal incorporation in Bermuda will be included in materials Carnival Corporation and Carnival plc expect to file with the Securities and Exchange Commission (“SEC”), which will be available without charge on the SEC’s website.

See “Important Information for Investors and Stockholders,” “No Offer or Solicitation,” “Participants in the Solicitation” and “Cautionary Note” for additional information.

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including statements concerning the proposed unification and redomiciliation transactions, benefits of the transactions, future results, operations, strategy, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “aspiration,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include, but are not limited to, statements that relate to our outlook and financial position, as well as, statements regarding:

•	The proposed unification and redomiciliation transactions	•	Adjusted net income (loss)
•	Pricing	•	Adjusted EBITDA
•	Booking levels	•	Adjusted EBITDA per ALBD
•	Occupancy	•	Adjusted EBITDA margin
•	Interest, tax and fuel expenses	•	Adjusted earnings per share
•	Currency exchange rates	•	Net debt to adjusted EBITDA
•	Goodwill, ship and trademark fair values	•	Net yields
•	Liquidity and credit ratings	•	Adjusted cruise costs per ALBD
•	Investment grade leverage metrics	•	Adjusted cruise costs excluding fuel per ALBD
•	Dividends	•	Adjusted ROIC
•	Estimates of ship depreciable lives and residual values

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward-looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. These factors include, but are not limited to, the following:

•	Events and conditions around the world, including geopolitical uncertainty, war and other military actions, pandemics, inflation, higher interest rates and other general concerns impacting the ability or desire of people to travel could lead to a decline in demand for cruises as well as have significant negative impacts on our financial condition and operations.
•	Incidents concerning our ships, guests or the cruise industry may negatively impact the satisfaction of our guests and crew and lead to reputational damage.
•	Adverse weather conditions or an increase in the frequency and/or severity of adverse weather conditions could have a material impact on our business and results of operations.
•	Our targets, goals, aspirations, initiatives, public statements and disclosures, including those related to sustainability matters, may expose us to risks that may adversely impact our business.
•	Cybersecurity incidents and data privacy breaches, as well as disruptions and other damages to our principal and other offices, information technology operations and system networks and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to fines, penalties and reputational damage.

•	Our debt requires a significant amount of cash to service and our ability to generate sufficient cash depends on many factors, some of which may be beyond our control. Our financial condition and operations could be adversely impacted if we are unable to service our debt or satisfy our covenants.
•	Increases in fuel costs, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•	The loss of key team members, our inability to recruit or retain qualified shoreside and shipboard team members and increased labor costs could have an adverse effect on our business and results of operations.
•	We rely on suppliers who are integral to the operations of our businesses. These suppliers and service providers may be unable to deliver on their commitments, which could negatively impact our business.
•	Fluctuations in foreign currency exchange rates may adversely impact our financial results.
•	Our investments in port destinations and exclusive islands may expose us to additional risks.
•	Overcapacity and competition in the cruise and land-based vacation industry may negatively impact our cruise sales, pricing and destination options.
•	Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.
•	Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-money laundering, anti-corruption, economic sanctions, trade protection measures, labor and employment, and tax may be costly and lead to litigation, enforcement actions, fines, penalties and reputational damage.
•	Factors associated with sustainability and the impact of greenhouse gases and other emissions on the environment could have a material impact on our business and operating results.
•	We may not successfully complete the proposed unification of our DLC structure and the migration of Carnival Corporation’s legal incorporation to Bermuda, or, if we do, we may not realize the anticipated benefits and will be subject to Bermuda law which differs in some respects compared to our current jurisdictions.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood. There may be additional risks that we consider immaterial or which are unknown. Additional factors that may affect future results are contained in Carnival Corporation’s and Carnival plc’s filings with the SEC, including Carnival Corporation’s and Carnival plc’s most recent joint Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Forward-looking and other statements in this document may also address our sustainability progress, plans, and goals (including emissions and environmental-related matters). In addition, historical, current, and forward-looking sustainability-related statements may be based on standards and tools for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions and predictions that are subject to change in the future and may not be generally shared.

Important Information for Investors and Stockholders

In connection with the proposed unification and redomiciliation transactions, Carnival Corporation plans to file with the SEC a Registration Statement on Form S-4, containing a Proxy Statement/Prospectus relating to the proposed transactions (collectively, the “Proxy Statement”), and Carnival plc plans to file the Proxy Statement with the SEC. Investors and security holders of Carnival Corporation and Carnival plc are urged to read the Registration Statement, the Proxy Statement and any other relevant documents filed with the SEC when they are available, because they contain, or will contain, important information about Carnival Corporation and Carnival plc, the proposed transactions and related matters. The final Proxy Statement will be mailed to shareholders of Carnival Corporation and Carnival plc. Investors and security holders of Carnival Corporation and Carnival plc will be able to obtain copies of the Registration Statement and the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Carnival Corporation and Carnival plc, without charge, at the SEC’s website (http://www.sec.gov).

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Carnival Corporation, Carnival plc and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Carnival Corporation’s and Carnival plc’s shareholders in respect of the proposed transactions under the rules of the SEC. Information regarding Carnival Corporation’s and Carnival plc’s directors and executive officers is available in Carnival Corporation’s and Carnival plc’s joint Annual Report on Form 10-K for the year ended November 30, 2024 and Carnival Corporation’s and Carnival plc’s joint proxy statement, dated February 28, 2025, for its 2025 annual meeting of stockholders, which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Any changes in the holdings of Carnival Corporation’s securities by Carnival Corporation’s directors or executive officers or Carnival plc’s securities by Carnival plc’s directors or executive officers from the amounts described in Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of Carnival Corporation’s and Carnival plc’s 2025 joint proxy statement and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement, the Proxy Statement and other relevant materials to be filed with the SEC when they become available.